                                  EXHIBIT 10-15
                                  -------------

                              EMPLOYMENT AGREEMENT
                              --------------------


         This EMPLOYMENT AGREEMENT made as of December 15, 2000 (the "EFFECTIVE DATE"), by and between GENESEE CORPORATION, a New York corporation (the "COMPANY"), and MARK W. LEUNIG (the "EXECUTIVE").

                             PRELIMINARY STATEMENT:

         WHEREAS, the Company and the Executive desire to enter into this Agreement to replace the Executive's existing Employment Agreement dated September 2, 1999 with the Company (the "EXISTING EMPLOYMENT AGREEMENT"), and to otherwise establish the terms and conditions of Company's continued employment of the Executive;

                                   PROVISIONS:

         NOW, THEREFORE, in consideration of the premises and the terms hereafter set forth, the parties agree as follows:

         1. EMPLOYMENT. The Company agrees to employ the Executive in the status described in Section 3, and the Executive agrees to accept such employment, upon the terms and conditions hereafter set forth.

         2. TERM. The term of the Executive's employment under this Agreement shall commence on the Effective Date and shall expire on of the first anniversary of the Effective Date (subject to prior termination pursuant to Section 8); provided, that such term shall be automatically renewed for further periods of one year after each anniversary of the Effective Date each unless either party shall give the other notice of non-renewal not less than ninety
(90) days prior to the expiration of the initial term or any one year renewal term. The entire period during which the Executive shall be employed by the Company pursuant to the terms of hereof is referred to as the "TERM OF EMPLOYMENT."

         3. EMPLOYMENT SERVICES. At all times during the Term of Employment, the Executive shall serve in the capacity of the Company's Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, reporting to the President of the Company. In such capacity, the Executive shall perform such duties and responsibilities commensurate with his position, subject to the supervision of the President of the Company or his designee. The Executive agrees to devote his best efforts to promote the business and affairs of the Company and to perform on a full-time basis the duties assigned to him from time to time in accordance with the terms hereof.



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         4. LOCATION. Except with his consent, the Executive shall not be required to perform duties that require his principal office or his residence to be maintained outside the Rochester, New York area. However, the Executive shall make himself available for reasonable business travel required by his position.

         5. COMPENSATION.

                  (a) During the Term of Employment, the Company shall pay the Executive for all services rendered hereunder by the Executive in any capacity a fixed salary at the rate of $170,000 per year (the "BASE SALARY"). The Executive's salary shall be payable in accordance with the Company's customary payroll practices. During the Term of Employment, the Executive's Base Salary shall be reviewed at least annually commencing in December 2001 in accordance with the Company's customary procedures and practices regarding executives. Any increases in the Base Salary shall be at the sole and absolute discretion of the Management Continuity Committee of the Company's Board of Directors (the "MCC"). In no event shall the Executive's Base Salary be reduced below $170,000 annually.

                  (b) In recognition of the Executive's significant efforts during the sale by the Company's wholly-owned subsidiary of substantially all of its brewing business assets to High Falls Brewing Company, LLC ("HIGH FALLS"), the Executive acknowledges that the Company has paid to the Executive a one-time bonus of $20,000, which was fully earned and non-refundable upon payment thereof.

                  (c) During the Term of Employment, the Executive shall have the opportunity to earn a bonus of up to 40% of his Base Salary during each complete fiscal year of the Company. The Company's President or the MCC, in his or its sole discretion, if any, shall determine the exact amount of the bonus. The payment of any bonus awarded to the Executive shall be made within ninety
(90) days after the end of the fiscal year for which the bonus is awarded.

                  (d) If the Term of Employment has not been previously terminated pursuant to Section 8 and is not renewed pursuant to Section 2, then following the expiration of the Term of Employment, the Company shall promptly thereafter pay to Executive a lump-sum amount equal to 150% of the Base Salary in effect on the Executive's last day of employment, provided that the Executive first executes and unconditionally delivers to the Company a full and complete release of any and all claims that the Executive may have against the Company and any of its subsidiaries or affiliates and any of their respective officers, directors or representatives arising out of or related to his employment with the Company or any such related parties (other than for indemnification or advancement of expenses in any litigation in Executive's capacity as an officer of the Company which may be provided for under any of the Company's constituent documents or any indemnification agreements) and which shall otherwise be satisfactory to the Company in all respects (the "RELEASE").

                  (e) In order to provide a source of retirement income to the Executive, during the Term of Employment and until the Company establishes for the benefit of the Executive a qualified retirement or pension plan, the Executive shall earn on a pro rated



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daily basis an amount equal to 16.67% per annum of the Executive's gross income reported (or reportable) on the W-2 Wage Statement issued (or to be issued) by the Company to the Executive for the Term of Employment (the "RETIREMENT PAYMENT"). The accrued Retirement Payment for each fiscal year shall be due within ninety (90) days after the end of such fiscal year, or on the Date of Termination (as defined below), whichever occurs earlier.

                  (f) Simultaneously with the execution and delivery hereof, the Company and the Executive shall execute and deliver the Stock Appreciation Rights Agreement in the form of EXHIBIT A annexed hereto, pursuant to which the Company shall grant to the Executive stock appreciation rights based on the value of 9,576 shares of the Company's Class B common stock on the terms and conditions set forth therein.

                  (g) The Company hereby acknowledges and agrees that the Executive has been awarded, and as of the Effective Date holds, options to purchase from the Company, subject to the terms and conditions of the Company's 1992 Stock Plan (the "PLAN") and EXHIBIT B annexed hereto, the number of shares of the Company's Class B common stock at the exercise price per share approved by the MCC on September 2, 1999 (the "OPTIONS"). The Executive acknowledges that the Executive has exercised all of the Options.

                  (h) All payments to be made pursuant to Section 5(a) through 5(f) shall be subject to all federal, state and local payroll, withholding and other tax requirements.

         6. EXPENSES. The Company will pay or reimburse the Executive for any expenses reasonably incurred by him in furtherance of his performance hereunder, including expenses for professional licensing fees, dues for professional membership organizations, continuing education expenses, entertainment, travel, meals, hotel accommodations and the like, provided that such expenses are properly documented and accounted for in accordance with such rules and policies relating thereto as the Company may from time to time adopt.

         7. EXECUTIVE BENEFITS.

                  (a) During the Term of Employment, the Executive and, as applicable, the Executive's family, shall be entitled to receive or be compensated for obtaining health, medical, life and disability benefits that are the substantially comparable to those benefits and programs sponsored by the Company immediately prior to the Effective Date and in which the Executive participated as of such time. The Company and the Executive anticipate that Executive will participate in the plans and programs sponsored by High Falls and that the Company will be responsible for the premiums and other costs and expenses that High Falls may incur due to Executive's participation in such plans and programs.

                  (b) During the Term of Employment, the Executive shall be entitled to vacation not be less than four (4) weeks per year, or such greater time as may be approved by the MCC (prorated in any fiscal year during which the Executive is employed under this Agreement for less than the entire year in accordance with the number of days in such fiscal year during which he is so employed). In the event that full vacation is not taken in any fiscal year due to the work commitments of the Executive, the Executive may elect to

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accumulate such vacation and carry it over to the following fiscal year, or receive payment (at Executive's pro rated Base Salary). Upon any termination or resignation, the Company shall pay the Executive the value of any accrued or accumulated unused vacation time. The Executive, in his reasonable discretion and with the consent of the Company's President, shall determine the time and intervals of his vacation. The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

                  (c) During the Term of Employment, the Executive shall be entitled to be reimbursed for tax return preparation fees up to a maximum of $1,000 per tax year.

         8. TERMINATION.

                  (a) TERMINATION FOR CAUSE. The Company may terminate the Term of Employment for Cause (as defined below) at any time on notice to the Executive, and thereby terminate all rights and obligations of the parties hereto as of the date of such notice other than the Executive's obligations under Section 11. For purposes of this Agreement, "CAUSE" shall mean (i) gross neglect, refusal or inability by the Executive to substantially perform his duties under this Agreement (other than any such failure resulting from the Executive's incapacity due to Disability (as defined below)), after a demand for substantial performance is delivered to the Executive by the President stating the manner in which the Company believes the Executive has not substantially performed his duties, and the Executive shall have failed to resume substantial performance of such duties within ten (10) days of receiving such demand, (ii) the engaging by the Executive in criminal conduct (including embezzlement and criminal fraud), (iii) the commission by the Executive of a felony, (iv) any misappropriation of funds or material damage to the property or businesses of the Company or any of its affiliates by the Executive or (v) the material breach of Section 11 of this Agreement by the Executive.

                  (b) TERMINATION UPON DISABILITY. If, during the Term of Employment, the Executive shall become incapable of fulfilling his obligations hereunder because of injury or physical or mental illness (a "DISABILITY"), and such incapacity shall exist for a period of three (3) consecutive months or such shorter periods aggregating more than three (3) months during any twelve (12) consecutive months during the Term of Employment, the Company may, upon at least ninety (90) days' prior notice to the Executive, terminate the Term of Employment. An independent physician selected by the Company shall determine the Disability of the Executive.

                  (c) TERMINATION BY DEATH. If the Executive dies during the term of this Agreement, the Term of Employment and all rights and obligations of the parties hereunder shall terminate immediately upon such death.

                  (d) TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY. The Company may terminate the Term of Employment other than pursuant to Section 8(a), 8(b) or 8(c) at any time upon sixty (60) days advance notice to the Executive.

                   (e) TERMINATION BY THE EXECUTIVE. The Executive may terminate this Agreement at any time upon sixty (60) days advance notice to the Company.
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         9. CERTAIN PROVISIONS RELATING TO TERMINATION.

                  (a) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive which is effected by notice shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice which shall indicate the provision in this Agreement relied upon to terminate the Term of Employment.

                  (b) DATE OF TERMINATION. "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by his death, the date of his death,
(ii) if the Executive's employment is terminated for Disability, ninety (90) days after Notice of Termination is given, (iii) if the Executive's employment is terminated by the Company for Cause or without Cause, the date specified in the Notice of Termination after the expiration of any cure periods, if applicable,(iv) if the Executive's employment is terminated as a result of his voluntary termination, the date set forth in the Executive's Notice of Termination (but not beyond the then expiration date of the Term of Employment), and (v) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any cure periods. Notwithstanding anything to the contrary in this Agreement, the Term of Employment shall terminate upon the Date of Termination.

         10. COMPENSATION UPON TERMINATION OF TERM OF EMPLOYMENT

                  (a) TERMINATION WITHOUT CAUSE. In the event the Term of Employment is terminated other than pursuant to Section 8(a), 8(b), 8(c) or 8(e), then the Company shall, as liquidated damages, pay to the Executive in a lump-sum promptly after the Date of Termination the following: (i) a lump-sum amount equal to 150% of the Base Salary in effect on the last day of employment (subject to the Company's receipt of a Release), (ii) the Base Salary due for the remaining Term of Employment as of the Date of Termination (the "TERMINATED TERM OF EMPLOYMENT"), (iii) the value of the unused vacation accrued as of the Date of Termination, (iv) an amount that the MCC determines, in its sole discretion, is appropriate to compensate the Executive for the bonus opportunity he had for the current year through the Date of Termination and (v) the other payments described in Section 10. In addition, in the event of such termination, subject to the last sentence of this Section 10(a), the Executive shall be entitled to continue receiving the benefits provided in Section 7(a) for up to eighteen (18) months following the Date of Termination. Upon payment of the foregoing, the Executive shall have no further right to receive any other compensation or benefits after such termination. The Executive shall not be required to mitigate the amount of any payments or benefits provided for in this
Section 10(a) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 10(a) be reduced by any compensation earned by the Executive as the result of employment by another employer or by any retirement benefits. The Executive shall cease receiving any of the Section 7(a) benefits provided for hereunder, however, on the first date on which the Executive is eligible to receive the same type of benefit from a new employer or entity for whom he is acting as an independent contractor. The Executive shall cease receiving one type of Section 7(a) benefit, but not another if he does not receive such benefits in his new position.

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                  (b) TERMINATION DUE TO CAUSE. DEATH OR RESIGNATION. In the
event that the Term of Employment terminates pursuant to Sections 8(a), 8(c) or 8(e), then the Company's obligations to make payments to, and provide benefits for, the Executive under Sections 5, 6 and 7 shall immediately cease as of the Date of Termination.

                  (c) COMPENSATION UPON TERMINATION DUE TO DISABILITY. In the event the Executive is terminated pursuant to Section 8(b), then the Executive shall continue to be (a) paid his Base Salary at the rate in effect at the time Notice of Termination is given pursuant to Section 8(b) (less any disability payments otherwise payable by or pursuant to plans provided by the Company); and
(b) to received the other benefits provided for in Section 7(a), in each case until the earlier of twenty-seven (27) weeks after the Date of Termination or the date on which the Term of Employment would have expired had it not been renewed (assuming that no notice would be given to renew the Term of Employment).

                  (d) EFFECT OF TERMINATION PAYMENTS. The payments and benefits (if any) required to be provided to the Executive under this Section 10 shall be in complete satisfaction of any claims that the Executive may have as a result of termination of the Executive's employment; provided, however the termination of this Agreement pursuant to Section 8 shall not terminate or limit the right of the Executive (or his beneficiaries) to receive amounts of Base Salary, unreimbursed expenses, additional compensation or benefits, if any, accrued but unpaid or vested as of the Date of Termination, including the Retirement Payment.

         11. OTHER DUTIES OF EXECUTIVE DURING AND AFTER TERM OF EMPLOYMENT.

                  (a) COOPERATION IN LITIGATION. Both during and after the Term of Employment, the Executive shall, upon reasonable notice, furnish such information as may be in his possession to, and cooperate with, the Company as may reasonably be requested by the Company in connection with any litigation in which the Company or any of its subsidiaries and affiliates is or may become a party (except for any litigation in which the Company and any of its affiliates and subsidiaries, on the one hand, and the Executive, on the other hand, have one or more claims against one another), provided that after the Term of Employment the Company agrees to pay and be responsible for all of the Executive's reasonable and documented out-of-pocket expenses incurred in connection therewith.

                  (b) CERTAIN ACTIVITIES DURING EMPLOYMENT. Except with the prior written consent of the President, the Executive will not during the Term of Employment undertake or engage in any other employment, occupation or business enterprise other than one in which he is an inactive investor. This provision shall not be deemed to preclude (i) the Executive from serving on the board of directors of a reasonable number of other corporations upon the advance notice to the President, or (ii) membership in professional societies or trade associations or lecturing or the acceptance of honorary positions, in all cases, that are incidental to his employment by the Company and which are not adverse or antagonistic to the Company or its business prospects, whether financial or otherwise. The Executive will also not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or antagonistic to the Company or its business or prospects, whether financial or otherwise, or take any action towards any of the foregoing. Further, during the Term of Employment, except on behalf of the

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Company or its subsidiaries, the Executive will not, directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor, associate, representative or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company, in any part of the world, in any line of business engaged in (or which the Company has made plans to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, Executive may own, as an inactive investor, securities of any competitor corporation, so long as his holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

                  (c) UNAUTHORIZED DISCLOSURE. During the Term of Employment and for a two (2) year period thereafter, the Executive shall not, without the written consent of the Company's Board of Directors or a person authorized thereby, disclose to any person, other than an employee of the Company (or its subsidiaries) or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an employee of the Company, any confidential information obtained by him while in the employ of the Company with respect to any of the Company's customers, suppliers, creditors, lenders or investment bankers; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

                  (d) NON-SOLICITATION OF EMPLOYEES. During the Term of Employment and for a period of two (2) years thereafter, the Executive shall not, directly or indirectly, without the written consent of the Company's Board of Directors or a person authorized thereby, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six (6) months.

                  (e) BOOKS AND RECORDS. All books, records, accounts and similar repositories of confidential information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination or expiration of this Agreement or upon request at any time by the Company's Board of Directors or President.

                  (f) INJUNCTION. The Company and the Executive acknowledge that a breach by the Executive of any of the agreements contained in this Section 11 may cause irreparable harm or damage to the Company, or its subsidiaries, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive and the Company agree that the Company and any of its subsidiaries shall be entitled to an injunction issued by any court of competent jurisdiction enjoining and restraining any and all violations of such agreements by the Executive or his associates, affiliates, partners or agents, and that such right to an injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

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         12. BINDING EFFECT; AMENDMENTS. This Agreement will bind and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties and may be modified and varied only in writing signed by the parties hereto.

         13. NOTICES. All notices hereunder shall be given in writing by personal delivery or by recognized overnight courier (such as Federal Express) addressed to the President of the Company at its principal place of business and to the Executive at his residence address as then listed in the Company records.

         14. CONSOLIDATION, MERGER, OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. The Company shall promptly provide the Executive with a copy of any such assumption instrument. Unless the Executive agrees to the contrary, any such assumption shall not relieve the Company of its obligations hereunder Upon such consolidation, merger or transfer of assets and such assumption, the term "Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect and the Company shall be jointly and severally liable for such other corporation's obligations.

         15. GOVERNING LAW. This Agreement and the interpretation and performance thereof shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to its principles of conflict of laws.

         16. SEVERABILITY. In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

         17. ENTIRE AGREEMENT. This Agreement, together with the other agreements referred to herein, sets forth the entire agreement between the parties with respect to the employment and compensation of the Executive by the Company and supersedes all prior agreements, negotiations and communications, written or oral, with respect thereto, including, but not limited to, the Existing Employment Agreement and letters or Board or MCC minutes approving any such terms at any time. The Executive represents and warrants that, as of the date hereof, he has complied in all material respects with, and has not breached his obligations under, Section 8 (Restrictive Covenant) of the Existing Employment Agreement.

         18. BINDING AND ENFORCEABLE AGREEMENT. The Company represents and warrants to the Executive that it has all requisite power and authority to execute, deliver, and perform this Agreement and all necessary corporate proceedings of the Company and has been duly taken to

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authorize the execution, delivery, and performance of this Agreement by it and that this Agreement constitutes its binding obligation enforceable in accordance with its terms.

                                      ***
                             SIGNATURE PAGE FOLLOWS


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 GENESEE CORPORATION

                                 By:  /s/ Stephen B. Ashley
                                     ------------------------------------------
                                 Name:    Stephen B. Ashley
                                 Title:   President


                                   /s/ Mark W. Leunig
                                 ---------------------------------------------
                                 Mark W. Leunig



                                LIST OF EXHIBITS
                                ----------------

              Exhibit A        -        Stock Appreciation Rights Agreement
              Exhibit B        -        Certain Option Terms



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                                                                  Page 64 of 141

                                    EXHIBIT A
                                    ---------
                       STOCK APPRECIATION RIGHTS AGREEMENT
                       -----------------------------------



         This STOCK APPRECIATION RIGHTS AGREEMENT dated as of December 15, 2000 (the "EFFECTIVE DATE")) between GENESEE CORPORATION, a New York corporation (the "COMPANY"), and MARK LEUNIG, an Executive of the Company (the "EXECUTIVE").

                             PRELIMINARY STATEMENT:

         WHEREAS, the Company and the Executive have entered into a certain Employment Agreement dated as of December 15, 2000 (the "EMPLOYMENT AGREEMENT"), pursuant to which the Company agreed to award the Executive stock appreciation rights providing him with an opportunity to recognize value for appreciation in the value of the Company's Class B common stock on the terms and conditions set forth herein;

                                   PROVISIONS:

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

         1. STOCK APPRECIATION RIGHT AWARD. Subject to the terms and conditions hereafter set forth (including adjustments pursuant to Sections 6 and 7), the Company hereby grants to the Executive 9,576 stock appreciation right units (the "SAR UNITS").

         2. BASE PRICE. Subject to adjustments pursuant to Sections 6 and 7, the base price-per-SAR Unit is $25.31 (the "BASE PRICE").

         3. TERM AND EXPIRATION DATE. This Agreement and the SAR Units granted hereby shall expire and terminate upon the earlier to occur of (a) the first anniversary after the termination of the Executive's employment with the Company for Cause (as defined in the Employment Agreement) or due to the Executive's resignation, (b) the date on which the Company distributes its final liquidating dividend to its shareholders, or (c) 5:00 p.m. on December 15, 2011 (the "EXPIRATION DATE").

         4. EXERCISE TERMS AND PROCEDURES.

                  (a) The SAR Units may be exercised any time between the Effective Date and the Expiration Date. During such period, the SAR Units may be exercised on any date (each an "EXERCISE DATE") as to all or part to the extent then exercisable. The partial exercise of the SAR Units shall not cause the expiration, termination or cancellation of the remaining portion thereof.

                  (b) The SAR Units shall be exercised only by delivering a notice of such exercise to the Company's President, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall specify the number of SAR Units that are being exercised and the effective date of the proposed exercise. The Executive may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. The SAR Units may be exercised only once with respect to each SAR Unit.
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         5. PAYMENT UPON EXERCISE OF STOCK APPRECIATION RIGHT.

                  (a) Upon the exercise of a SAR Unit, the Executive shall receive an amount ("SAR PAYMENT AMOUNT") equal to the product of (i) the excess of (A) the Fair Market Value of one share of the Company's Class B common stock (the "STOCK") on the Exercise Date over (B) the Base Price, multiplied by (ii) the number of SAR Units exercised. The Company shall endeavor to pay the SAR Payment Amount in cash, without interest, within thirty (30) days after the Exercise Date with respect thereto.

                  (b) As used herein, "FAIR MARKET VALUE" shall mean, with respect to a share of Stock on any given date, the average of the high and low sale prices of the Stock on a national exchange during the five (5) trading days immediately preceding the Exercise Date with respect to which the Fair Market Value is being determined.

         6. PAYMENTS IN CONNECTION WITH DIVIDENDS. In the event that after the Effective Date the Company makes any dividend distribution upon or with respect to its Stock (other than a regular quarterly or annual dividend) ("LIQUIDATING DISTRIBUTION"), then the Base Price shall be reduced to the extent of the amount thereof is paid with respect to each outstanding share of Stock. After the Base Price has been reduced to zero, then for the balance of the Liquidating Distribution that reduced the Base Price to zero and for each Liquidating Distribution thereafter declared and paid, the Executive shall receive an amount equal to the amount which would be distributed to him if he held one share of Stock for each SAR Unit not previously exercised as of or prior to the record date for such Liquidating Distribution.

         7. CHANGES IN STOCK, ETC. In the event of any stock dividend, stock split, reverse stock split, recapitalization, exchange of shares or similar change in capitalization affecting the outstanding Stock, the Management Continuity Committee of the Board of Directors (the "MCC") shall make adjustments in the (i) number of SAR Units and the rights with respect thereto and/or (ii) the Base Price, in the manner and to the extent the MCC believes in good faith is fair and equitable under the circumstances. In the event of any merger or consolidation, the MCC may make such substitution or adjustment in the number of SAR Units and in the Base Price as it may determine in good faith are fair and equitable under the circumstances, or accelerate, amend or terminate the terms applicable to the SAR Units upon such terms and conditions as it shall provide. Notwithstanding the foregoing, in the event that all or any portion of the SAR Units are terminated and not replaced with a similar award, the MCC shall deliver to the Executive such payment or other consideration as the MCC deems in good faith to be fair and equitable under the circumstances.

         8 WITHHOLDING TAXES. All payments under this Agreement shall be net of an amount sufficient to satisfy all federal, state and local payroll, withholding and other tax requirements.

         9. NATURE OF PAYMENTS.

                  (a) Any and all payments hereunder shall be paid in consideration of services performed for the Company or its Subsidiaries or for their benefit by the Executive.

                  (b) All such payments shall constitute a special incentive payment to the Executive and shall not, unless otherwise determined by the MCC or unless otherwise expressly provided in any applicable plan document or agreement, be taken into account in computing the amount of salary or regular compensation of the Executive for the purposes of determining any other benefits to which the Executive may be entitled.

         10. OTHER PAYMENTS OR AWARDS. Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company, any Subsidiary thereof or the MCC from making any award or payment to the Executive under any other plan, agreement, arrangement or understanding, whether now existing or thereafter in effect, nor shall anything contained in this Agreement create a right of the Executive to receive any other type of award or compensation.

         11. RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Agreement shall confer upon the Executive the right to continue in the employment of the Company or any of its Subsidiaries or affect any right which the Company or any of its Subsidiaries may have to terminate the employment of the Executive.

         12. NON-TRANSFERABILITY. No rights granted to the Executive under this Agreement shall be assignable or transferable by the Executive, except by will or by the laws of descent and distribution. During the life of the Executive, all rights granted to the Executive under this Agreement shall be exercisable only by the Executive or by the Executive's guardian or legal representative.

         13. ADMINISTRATION.

                  (a) The MCC shall have and exercise all of the power and authority, among other things, (i) to construe, interpret and implement this Agreement, and (ii) to take all determinations necessary or advisable in administering this Agreement. The Executive hereby acknowledges that all decisions, determination and interpretations made in good faith by the MCC in respect of this Agreement and the SAR Units shall be final and conclusive and binding on the parties.

                  (b) No member of the MCC shall be liable for any action or determination made in good faith with respect to this Agreement and the SAR Units.

         14. NO RIGHTS AS A STOCKHOLDER. The parties agree and acknowledge that this Agreement does not confer upon the Executive as the holder of the SAR Units any right or interest as a shareholder of the Company, and that no fiduciary duties are owed by the Company or its directors, officers and shareholders in respect of this Agreement or the SAR Units. The Executive further agrees and acknowledges that the Company is not, and shall not be, restricted or limited in any manner from engaging in any transactions that may have dilutive effects, entering into or modifying any financing agreements that restrict or limit payments of dividends, reorganizations or recapitalizations, or otherwise taking any actions that may affect the SAR Units granted hereunder.

         15. NOTICES. All notices hereunder shall be given in writing by personal delivery or by recognized overnight courier (such as Federal Express) addressed to the President of the Company at its principal place of business and to the Executive at his residence address as then listed in the Company records.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 12 hereof, to the heirs and personal representatives of the Executive.

         17. INTEGRATION. This Agreement together with the Employment Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, and may only be amended with a writing signed by both parties.

         18. NEW YORK LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

                                       ***
                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             GENESEE CORPORATION

                             By  /s/ Stephen B. Ashley
                                 --------------------------------------------
                             Name:    Stephen B. Ashley
                             Title:   President

                              /s/ Mark W. Leunig
                             -----------------------------------------------
                              Mark Leunig

                                    EXHIBIT B
                                    ---------

                              CERTAIN OPTION TERMS
                              --------------------

         (A) The Company acknowledges that, as of the Effective Date, the Executive is fully vested in all of the Options. The Executive may exercise each of his Options only once.

         (B) In the event of any change in the outstanding shares of Stock by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the number of unexercised Options awarded to the Executive shall be equitably adjusted by the MCC to preserve the benefits of this Agreement to the Executive, as determined by the MCC.

         (C) Any election by the Executive to exercise Options shall be made in writing, shall be signed by the Executive, shall specify the date as of which the exercise is to occur, shall be filed with the President the Company prior to the date the exercise is to occur and shall be in such form, and shall contain such information, as the President or the Secretary may reasonably require. The filing of the Executive's election to exercise the Options shall be deemed to have occurred on the date it is received by the President of the Company or, if sent by registered mail, postage pre-paid, return receipt requested, the date on which it is sent.
         (D) At the time of any exercise, the exercise price of the Shares as to which this option is being exercised shall be paid: (a) in cash or by check; (b) by delivery of shares of the Company Stock registered in the name of the Executive, duly assigned to the Company, and having a Fair Market Value on the Exercise Date equal to the exercise price; (c) by delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of whole Shares having a Fair Market Value equal to the exercise price; (d) a full recourse promissory note not bearing interest prior to an event of default, payable upon such terms as may be prescribed by the MCC (including the form of such note and the security to be given for such note) or
(e) by a combination of the foregoing. Notwithstanding the foregoing, the Options may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law. Any shares delivered to the Company in payment of the purchase price shall be deemed to have a value per share equal to the Fair Market Value of the shares on the date the shares are delivered to the Company.

         (E) The Options shall expire on the earlier to occur of 5:00 p.m. on
(i) the first anniversary of the termination of the Executive's employment with the Company and (ii) September 1, 2008 (the "EXPIRATION DATE").

         (F) The Executive shall have no rights as a shareholder with respect to any shares subject to the Options until the date of issuance to the Executive of a stock certificate for such

Shares, and no adjustment shall be made for any dividends or other rights the record date for which is prior to the date such stock certificate is issued.

         (G) The Executive may not sell, assign, pledge or transfer, other than by law of descent and distribution, any Options, and any Options shall not be subject to the claims of creditors of the Executive other than the Company.

         (H) The Company shall not be required to deliver any certificate upon the exercise of any Options until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction over the Company or the shares subject to such Options. The Options are also subject to the requirement that if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Options or the issue or purchase of shares under the Options, the Options shall not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

         (I) The Executive hereby acknowledges receipt of a copy of the Plan or the availability of a copy of the Plan, and agrees to be bound by all of the terms and provisions thereof including any which may conflict with those contained in the Agreement or this Exhibit B.

         (J) Pursuant to the provisions of the Plan, the Options are deemed to be non-incentive stock options.